UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2013

Commission File No. 333-168413

ON-AIR IMPACT, INC.

 (Exact name of small business issuer as specified in its charter)

Nevada	27-2692640
(State or other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

130 Maple Avenue, Suite 6D, Red Bank, NJ	07701
(Address of Principal Executive Offices)	(Zip Code)

Issuer’s Telephone Number: (732)-530-7300

Not Applicable

(Former name or former address, if changed since last report.)

With Copies to:

Philip Magri, Esq.

The Sourlis Law Firm

The Courts of Red Bank

130 Maple Avenue, Suite 9B2

 Red Bank, New Jersey 07701

 Direct Dial: (954) 303-8027

T: (732) 530-9007

 F: (732) 530-9008

 philmagri@sourlislaw.com

www.sourlislaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 12, 2013, On-Air Impact, Inc., a Nevada corporation (the “Company”), entered into an Exchange Agreement with Virginia K. Sourlis pursuant to which the Company issued Ms. Sourlis a Non-Convertible Promissory Note (the “Note”) in the principal amount of $8,000 bearing no interest and maturing on the one year anniversary of the date of issuance in exchange for 4,000,000 shares of the Company’s Series A Convertible Preferred Stock held by Ms. Sourlis. The Company has cancelled the 4,000,000 shares of Series A Convertible Preferred Stock.

As previously reported by the Company on a Form 8-K filed with the Securities and Exchange Commission on December 21, 2012, on December 18, 2012, the Company sold 4,000,000 shares of Series A Convertible Preferred Stock to Ms. Sourlis an aggregate purchase price of $8,000.00 under Section 4(2) under the Securities Act of 1933, as amended.

The Company may prepay all or any portion of the principal of the Note at any time and from time to time without premium or penalty. Any such prepayment shall be applied against the installments of principal due under the Note in the inverse order of their maturity and shall be accompanied by payment of accrued interest on the amount prepaid to the date of prepayment.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained under Item 1.01 of this Form 8-K is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibits

10.1	Exchange Agreement, dated February 12, 2013, between On-Air Impact, Inc. and Virginia K. Sourlis

10.2	Non-Convertible Promissory Note, dated February 12, 2013, by On-Air Impact, Inc. F/B/O Virginia K. Sourlis

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, there unto duly authorized.

ON-AIR IMPACT, INC.

Date: February 12, 2013	By:	/s/ DOROTHY WHITEHOUSE
	Name:	Dorothy Whitehouse
	Title:	Chief Executive Officer, President and Director
(Principal Executive Officer, Principal
Financial Officer and Principal Accounting Officer)